Exhibit 3.2

BYLAWS

of AMERISAFE, INC.

As Amended and Restated on October 28, 2025

Table of Contents

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BYLAWS
OF
AMERISAFE, INC.

ARTICLE I
OFFICES

Section 1.1 Offices. AMERISAFE, Inc. (the “Corporation”) may have offices at such places, within or without the State of Texas, as the Board of Directors of the Corporation (the “Board”) may from time to time determine, or as the business of the Corporation may require.

ARTICLE II
MEETINGS OF SHAREHOLDERS

Section 2.1 Time and Place of Meetings. All meetings of the shareholders shall be held at such time and place (or means of remote communications in accordance with Section 8.6), within or without the State of Texas, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.2 Annual Meetings. Annual meetings of shareholders shall be held on such date and time as shall be designated from time to time by the Board and stated in the notice of the meeting. At the annual meeting, the shareholders entitled to vote thereat shall elect a class of directors of the Board and transact such other business as may properly be brought before the annual meeting.

Section 2.3 Special Meetings. Special meetings of the shareholders may be called by the Chairman of the Board or the President and shall be called by the Secretary upon written request, stating the purpose or purposes therefor, by a majority of the Board or by the holders of at least 25% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Corporation. Business conducted at any special meeting shall be confined to the purpose or purposes described in the notice thereof.

Section 2.4 Notice of Meetings. Written or printed notice stating the place (or means of remote communications), day and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 calendar days (20 calendar days in the case of a meeting to approve a plan of merger or exchange) nor more than 60 calendar days before the date of the meeting, by personal delivery, by mail or, with consent of the shareholder, by electronic transmission, by or at the direction of the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting.

Section 2.5 Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own Shares), a share dividend, or in order to make a determination of shareholders for any other purpose, the Board may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 calendar days, and, in the case of a meeting of shareholders, not less than 10 calendar days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or vote at a meeting of shareholders, or shareholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own Shares), a share dividend, or any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such distribution, share dividend, or other matter is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 2.5, such determination shall apply to any adjournment thereof.

Section 2.6 Shareholder List. The officer or agent having charge of the transfer records for Shares shall make, at least 10 calendar days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of Shares held by each, which list, for a period of 10 calendar days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. The original transfer records shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer records or to vote at any meeting of shareholders.

Section 2.7 Quorum. A quorum shall be present at a meeting of shareholders if the holders of a majority of the Shares entitled to vote at the meeting are present in person (including by means of remote communications), represented by a duly authorized representative in the case of a corporation or other legal entity, or represented by proxy, unless otherwise provided in the Certificate of Formation of the Corporation (the “Certificate of Formation”). Unless otherwise provided in the Certificate of Formation, once a quorum is present at a duly constituted meeting of shareholders, the shareholders present or represented by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder present or represented shall not affect the presence of a quorum at the meeting. Unless otherwise provided in the Certificate of Formation, the shareholders entitled to vote and present or represented at a meeting of shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the Shares who are present or represented by proxy at that meeting. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be conducted which might have been conducted at the meeting as originally notified.

Section 2.8 Voting.

(a) Voting Standards. With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the Shares is required by the Certificate of Formation or applicable law, the affirmative vote of the holders of a majority of the Shares entitled to vote on that matter and present or represented by proxy at a meeting of shareholders at which a quorum is present shall be the act of the shareholders. Unless otherwise provided in the Certificate of Formation, directors shall be elected by a plurality of the votes cast by the holders of the Shares at a meeting of shareholders at which a quorum is present.

(b) Treatment of Broker Non-Votes, Abstentions and Withheld Votes.

(i) Except as otherwise required by applicable law, Shares abstaining from voting shall: (i) be counted as present for purposes of determining whether a quorum is present; (ii) have the effect of a vote cast against a proposal where the vote required to approve such proposal is the affirmative vote of the holders of a majority of the Shares entitled to vote on that matter and present or represented by proxy; and (iii) have the effect of a vote cast against a proposal where the vote required to approve such proposal is the affirmative vote of the holders of two-thirds of the Shares. With respect to the election of directors, withheld Shares shall have no effect on the outcome of the plurality vote on director nominees.

(ii) Except as otherwise required by applicable law, a broker non-vote shall: (i) be counted as present for purposes of determining whether a quorum is present (if a discretionary matter is to be considered at the meeting); (ii) have no effect on the outcome of the vote where the vote required to approve such proposal is the affirmative vote of the holders of a majority of the Shares entitled to vote on that matter and present or represented by proxy; and (iii) have the effect of a vote cast against a proposal where the vote required to approve such proposal is the affirmative vote of the holders of two-thirds of the Shares. With respect to the election of directors, a broker non-vote shall have no effect on the outcome of the plurality vote on director nominees.

Section 2.9 Method of Voting; Proxy; Proxy Card. Each outstanding share of the Corporation’s common stock (“Share” or “Shares”) shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, unless the Certificate of Formation provides for more or less than one vote per Share or limits or denies voting rights to the holders of the shares of any class or series of securities of the Corporation or as otherwise provided by applicable law. A shareholder may vote in person, by duly authorized representative in the case of a corporation or other legal entity, or by proxy executed in writing by the shareholder or by his, her or its duly authorized attorney-in-fact. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Each proxy shall be filed with the Secretary of the Corporation prior to the time of the meeting. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board.

Section 2.10 Inspectors of Election. The presiding officer of each meeting of shareholders shall appoint one or more persons to act as inspectors of election. The inspectors of election shall report to the meeting the number of Shares present or represented by proxy. The inspectors of elections shall oversee the vote of the shareholders for the election of directors and for any other matters that are properly brought before the meeting; receive a ballot evidencing votes cast by the Corporation’s proxy holder; assist the presiding officer in determining whether a person has the right to attend the meeting and vote Shares; collect, count and report the results of ballots cast by any shareholders (or their representatives) voting in person at the meeting; and perform such other duties as may be required by the presiding officer.

Section 2.11 Presiding Officer. The Chairman of the Board, or such other officer of the Corporation designated by the Chairman of the Board or the Board, will act as presiding officer at meetings of the shareholders. Unless otherwise determined by the Board prior to the meeting, the presiding officer will determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any shareholder meeting, including without limitation imposing restrictions on the persons (other than shareholders of the Corporation or their legal representative or duly appointed proxies with appropriate evidence of such) who may attend and vote at any meeting, ascertaining whether any shareholder (or their legal representative or proxy) may be excluded from any meeting for any reason or expelled from the meeting if any such person has unduly disrupted (or is likely to disrupt) the meeting, and determining the circumstances in which any person may make a statement or ask questions at any meeting.

Section 2.12 Advance Notice.

(a) Except for the election of directors (which shall be governed in accordance with the procedures in Section 2.12(b)), no business shall be conducted at an annual meeting of shareholders other than business properly brought before the annual meeting (x) pursuant to the Corporation’s notice of annual meeting (or any supplement thereto) by or at the direction of the Board (or any duly authorized committee thereof), (y) otherwise by or at the direction of the Board (or any duly authorized committee thereof), or (z) by any shareholder of the Corporation who complies with the notice procedures set forth in this Section 2.12(a) and is a shareholder of record of the Corporation (i) at the time the notice provided for in this Section 2.12(a) is delivered to the secretary of the Corporation, (ii) on the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting, and (iii) on the date of the annual meeting. Except for proposals made properly and timely in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of the annual meeting, the foregoing clause (z) shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting. For business to be properly brought before an annual meeting by a shareholder pursuant to the foregoing clause (z), the shareholder must have given notice thereof in writing to the secretary of the Corporation that is timely and properly delivered in accordance with Section 2.12(c) and any such proposed business must constitute a proper matter for shareholder action. A shareholder’s notice to the secretary shall set forth:

(i) as to each matter the shareholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event such business includes a proposal to amend the Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting;

(ii) as to the shareholder and the Shareholder Associated Person, if any and as applicable, giving the notice:

(A) name and address, and the number of shares (with class or series, as applicable) of the Corporation which are directly or indirectly owned beneficially or of record, or which they have the right to acquire;

(B) any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business (including any anticipated benefit);

(C) a description of any agreement, arrangement or understanding with respect to the proposal;

(D) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or any Shareholder Associated Person has a right to vote, directly or indirectly, any stock of the Corporation or pursuant to which any other person has the right to vote, directly or indirectly, any stock owned by such shareholder or Shareholder Associated Person;

(E) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder and any Shareholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power or pecuniary or economic interest of, such shareholder and Shareholder Associated Person with respect to shares of stock of the Corporation;

(F) a representation (i) that such shareholder owns stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to propose such business, and (ii) as to whether the shareholder intends, or is part of a group which intends, (A) to deliver a proxy statement and/or form of proxy to holders of record of at least the percentage of voting power of all of the outstanding shares of the Corporation’s capital stock required to approve or adopt the proposal or (B) otherwise to solicit proxies from shareholders in support of such proposal; and

(G) any other information that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies with respect to business brought at the annual meeting pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(b) Only persons who are nominated in accordance with the procedures set forth in this Section 2.12(b) shall be eligible for election as directors. Nominations of persons for election to the Board may be made at an annual meeting or a special meeting at which directors are to be elected pursuant to the Corporation’s notice of meeting (x) by or at the direction of the Board (or any duly authorized committee thereof) or (y) by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.12(b) and who is a shareholder of record of the Corporation (i) at the time the notice provided for in this Section 2.12(b) is delivered to the secretary of the Corporation, (ii) on the record date for the determination of shareholders entitled to notice of and to vote at the meeting and (iii) on the date of the meeting. For nominations to be properly made by a shareholder pursuant to this Section 2.12(b), the shareholder must have given notice in writing to the secretary of the Corporation that is timely and properly delivered in accordance with Section 2.12(c). The number of nominees a shareholder may nominate for election at any annual or special meeting shall not exceed the number of directors to be elected at such annual or special meeting. Such shareholder’s notice shall set forth:

(i) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in any proxy statement, form of proxy and ballot for the meeting as a nominee and to serve as a director for the full term if elected); and

(ii) as to each such nominee, the shareholder giving the notice, and any Shareholder Associated Person, if any, as applicable:

(A) name and address, and the number of shares (with class or series, as applicable) of the Corporation which are directly or indirectly owned beneficially or of record, or which they have the right to acquire;

(B) a description of any agreement, arrangement or understanding with respect to the nomination, including any information on compensation by third parties related to the nomination for election or re-election of the nominee as a director of the Corporation;

(C) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such nominee, shareholder or any Shareholder Associated Person has a right to vote, directly or indirectly, any stock of the Corporation or pursuant to which any other person has the right to vote, directly or indirectly, any stock owned by such nominee, shareholder or Shareholder Associated Person;

(D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such nominee, shareholder and any Shareholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power or pecuniary or economic interest of, such nominee, shareholder and Shareholder Associated Person with respect to shares of stock of the Corporation;

(E) a representation from the shareholder (i) that such shareholder owns stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, and (ii) as to whether the shareholder intends, or is part of a group which intends, (A) to deliver a proxy statement and/or form of proxy to holders of record of at least the percentage of voting power of all of the outstanding shares of the Corporation reasonably believed by the shareholder to be sufficient to elect the nominee or nominees proposed to be nominated by the shareholder, (B) otherwise to solicit proxies from shareholders in support of such nomination, or (C) to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees pursuant to Rule 14a-19 under the Exchange Act; and

(F) any other information that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies with respect to business brought at an annual or special meeting pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

Each nominee shall provide all completed and signed questionnaires prepared by the Corporation (including those questionnaires required annually in the ordinary course of all other director nominees and any other questionnaire the Corporation determines necessary or advisable to assess whether the nominee will satisfy any qualifications or requirements imposed by these Bylaws, any applicable law, rule, regulation or listing standard, or the Corporation’s other policies or guidelines applicable to the Board, which policies or guidelines shall be provided upon request), and supplement such information promptly upon request by the Corporation.

Upon request by the Corporation, if any shareholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such shareholder shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

(c) To be timely, any notice delivered under Section 2.12(a) in connection with an annual meeting must be delivered to and received by the secretary at the headquarters of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 90 days after such anniversary date, or if no annual meeting was held in the preceding year, to be timely, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which the Corporation first publicly announces the date of such annual meeting. To be timely, any notice delivered under Section 2.12(b) in connection with an annual meeting must be delivered to and received by the secretary at the headquarters of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the prior year’s annual meeting. To be timely with respect to a special meeting at which directors are to be elected pursuant to the Corporation’s notice of special meeting, any notice delivered under Section 2.12(b) must be delivered to and received by the Secretary of the Corporation at the headquarters of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which the Corporation first publicly announces the date of such special meeting. In no event shall the public announcement of an adjournment, recess or postponement of an annual or special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above, and a shareholder shall not be entitled to make additional or substitute nominations following the expirations of the time periods set forth in these Bylaws. In the event any shareholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, the minimum timeliness requirements for any notice delivered under Section 2.12(b) shall apply despite any different timeline described in Rule 14a-19 or elsewhere in Regulation 14A of the Exchange Act, including with respect to any statements or information required to be provided to the Corporation pursuant to Rule 14a-19 of the Exchange Act by a shareholder and not otherwise specified herein.

(d) A shareholder providing notice of proposed business to be brought before an annual meeting pursuant to Section 2.12(a) or a nomination for director at an annual meeting or a special meeting pursuant to Section 2.12(b) shall (i) further update and supplement such notice, as necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.12 shall be true and correct as of the record date for such meeting and as of the date that is 15 days prior to the meeting or any adjournment, recess or postponement thereof, (ii) shall promptly deliver such update and supplement to the Secretary of the Corporation at the headquarters of the Corporation within five days of either or both such dates, as necessary, and (iii) shall promptly provide, upon the Corporation’s written request, reasonable documentary evidence (as determined by the Secretary of the Corporation in good faith) that such shareholder has complied with all representations furnished in connection with such notice. For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 2.12 or any other section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any shareholder’s notice, extend any applicable deadlines under these Bylaws or enable or be deemed to permit a shareholder who has previously submitted a shareholder’s notice under these Bylaws to amend or update any proposal or to submit any new proposal or nominee, including by changing or adding matters, business and/or resolutions proposed to be brought before a meeting.

(e) If a shareholder delivers a notice of proposed business to be brought before an annual meeting under Section 2.12(a) or a nomination for director at an annual meeting or a special meeting under Section 2.12(b), then, notwithstanding any provision in this Section 2.12 to the contrary, the business or nominations proposed by such notice shall not be transacted if the shareholder of record furnishing such notice fails to appear in person (including by means of remote communications, if any) or by proxy at the applicable meeting to present the proposed business or nominations (and any proxies or voting instructions received in respect of the proposed business or nominee(s) shall be disregarded), regardless of whether such proposed business or nominee is included in any proxy materials for the meeting (or any supplement thereto), unless and to the extent applicable law otherwise provides or such failure is waived by the presiding officer at the applicable meeting. Further, unless otherwise required by law, if a shareholder (a) provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee for election as a director of the Corporation and (b) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such shareholder has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with Section 2.12(b)), then the nomination of each such proposed nominee shall be disregarded (and any proxies or voting instructions received in respect of the election of such nominee(s) shall be disregarded), regardless of whether than nominee is included in any proxy materials for the meeting (or any supplement thereto).

(f) The presiding officer at any annual or special meeting shall have the power to disregard any notice furnished under Section 2.12(a) or Section 2.12(b) that fails to comply with all applicable requirements of this Section 2.12, as authorized by the Board and/or pursuant to any rules or regulations for the conduct of meetings of the shareholders adopted by the Board or presiding officer at any such meeting.

(g) For purposes of this Section 2.12, (1) the “close of business” shall mean 5:00 p.m. local time at the headquarters of the Corporation on any calendar day, whether or not the day is a business day, (2) a “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, (3) “beneficial owner,” “affiliate,” and “associate” shall have the meaning given in the Exchange Act, (4) “shareholder” shall mean the holder of record or beneficial owner of the Corporation’s shares, as applicable, and (5) “Shareholder Associated Person” of any shareholder shall mean (a) any beneficial owner of shares of stock of the Corporation on whose behalf any nomination or proposal is made by such shareholder, and (b) any affiliates or associates of such shareholder or any beneficial owner described in clause (a).

(h) In addition to the provisions of this Section 2.12, a shareholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth herein.

(i) Nothing in this Section 2.12 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation or the rights of a shareholder pursuant to Rule 14a-8 or Rule 14a-19 under the Exchange Act.

ARTICLE III
DIRECTORS

Section 3.1 Responsibilities. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board.

Section 3.2 Number; Election; Qualification; Term. The number of directors shall be fixed from time to time by the Board; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The directors shall be elected at the annual meeting of the shareholders, as provided in this Section 3.2, except as otherwise provided in Section 3.3. The directors shall be classified, with respect to the time for which each director holds office, into three classes, each class to be as nearly equal in number as possible, as determined by the Board, with members of each class to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of the election of such class (except as provided in Section 3.3) and until their successor is elected and qualified or until his or her earlier death, retirement, resignation or removal for cause in accordance with the provisions of these Bylaws. Directors need not be residents of the State of Texas or shareholders of the Corporation, but they must have been nominated in accordance with the procedures set forth in these Bylaws in order to be eligible for election as directors.

Section 3.3 Vacancies; Increases. Any vacancy occurring on the Board (by death, retirement, resignation, removal or otherwise) may be filled by election at an annual or special meeting of shareholders called for that purpose, or by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum. Each director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for that purpose, or by the Board for a term of office continuing only until the next election of one or more directors by the shareholders; provided, however, that the Board may not fill more than two such new directorships during the period between any two successive annual meetings of shareholders.

Section 3.4 Removal. At any meeting of shareholders called expressly for that purpose, any director may be removed, but only for cause, by the affirmative vote of the holder or holders of two-thirds of the Shares.

Section 3.5 Place of Meetings. Meetings of the Board may be held either within or without the State of Texas, or by means of remote communication in accordance with Section 8.6.

Section 3.6 Regular Meetings. Regular meetings of the Board may be held at such time and at such place, if any, as shall from time to time be determined by the Board. Regular meetings of the Board may be held without notice.

Section 3.7 Special Meetings. Special meetings of the Board may be called by the Chairman of the Board or by the President of the Corporation and shall be called by the Secretary of the Corporation on the written request of not less than a majority of the directors then in office. Notice specifying the time and place (or means of remote communications) of special meetings shall be given to each director at least one day before the date of the meeting, or on such shorter notice as the person or persons calling the meeting may deem necessary or appropriate under the circumstances, either personally or by telephone, mail or, with consent of the director, electronic transmission, including email text message or similar means of communications.

Section 3.8 Purpose of Meetings. Neither the purpose of, nor the business to be transacted at, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

Section 3.9 Quorum; Majority Vote. At all meetings of the Board, the presence of a majority of the directors present in person (or by means of remote communications) shall constitute a quorum for the transaction of business, unless a different number is specifically required by the Certificate of Formation, these Bylaws or applicable law. The act of a majority of the directors present at a meeting of the Board at which a quorum is present shall be the act of the Board, unless the act of a greater number is required by the Certificate of Formation, these Bylaws or applicable law. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If a quorum is initially present at any meeting of the Board, the directors may continue to transact business notwithstanding the withdrawal of enough directors to leave less than a quorum, upon a resolution adopted by at least a majority of the required quorum for that meeting prior to the loss of the quorum.

Section 3.10 Procedure. At meetings of the Board, business shall be transacted in such order as the Board may determine from time to time. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, a chairman chosen by the Board from among the directors present, will preside over the meeting of the Board. The Secretary of the Corporation shall act as the secretary of the meetings of the Board, unless the Board appoints another person to act as secretary of the meeting. The Board shall keep regular minutes of its proceedings which shall be placed in the minute book of the Corporation.

Section 3.11 Presumption of Assent. A director of the Corporation who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 3.12 Compensation. The Board or any committee thereof shall have authority to fix the compensation, including fees and reimbursement of expenses, paid to directors for attendance at regular or special meetings of the Board, any committee thereof or for any other services to the Corporation; provided, however, that nothing contained in these Bylaws shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.

Section 3.13 Committees. The Board may by resolution establish from among its members one or more committees, each of which shall be comprised of one or more members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board, replace absent or disqualified members at any meeting of that committee. Any such committee, to the extent provided in such resolution or in the Certificate of Formation or these Bylaws, shall have and may exercise all of the authority of the Board, except as otherwise provided by applicable law. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed by applicable law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

Section 3.14 Committee Procedures. Except as may be otherwise provided in a resolution or resolutions adopted by the Board, the presence of a majority of the members of a committee present in person (or by means of remote communications) shall constitute a quorum and a majority vote of the members of a committee at a meeting at which a quorum is present shall be the act of the committee. A committee shall keep minutes of its proceedings, and shall report its proceedings to the Board when required or when requested by a director to do so.

Section 3.15 Action Without Meeting. Unless otherwise restricted by the Certificate of Formation or these Bylaws, any action required or permitted to be taken at a meeting of the Board or any committee thereof may be taken without a meeting if a consent in writing (including by electronic transmission), setting forth the action so taken, is signed by all the members of the Board or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting of the Board or committee thereof, as the case may be.

ARTICLE IV
NOTICES

Section 4.1 Method. Whenever by the Certificate of Formation, these Bylaws, applicable law or otherwise, notice is required to be given to a director or shareholder, and no provision is made as to how the notice shall be given, it shall not be construed to be personal notice, but any such notice may be given: (a) in writing, (i) by mail, postage prepaid, addressed to the director or shareholder at the last address known by the Corporation for such director or shareholder at the address appearing on the records of the Corporation or (ii) with consent of the director or shareholder, by electronic transmission, (b) by telephone, or (c) by any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is deposited in the United States mail. If electronically transmitted, such notice shall be deemed given when transmitted to a facsimile number or electronic mail address provided by the director or shareholder for the purpose of receiving notice.

Section 4.2 Waiver. Whenever by the Certificate of Formation, these Bylaws or applicable law, any notice of a meeting is required to be given to a director or shareholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, or in the case of a corporation or other legal entity by its duly authorized representative, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a director, committee member or shareholder at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the basis that the meeting was not lawfully called or convened.

ARTICLE V
OFFICERS

Section 5.1 Number. The officers of the Corporation shall consist of a President and a Secretary, each of whom shall be elected by the Board. The Board may also elect a Chairman of the Board, a Chief Executive Officer and a Chief Financial Officer. The Board may appoint, or may empower the Chief Executive Officer to appoint, a Treasurer, a General Counsel, a Controller, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents as the Board or the Chief Executive Officer shall deem necessary or appropriate in the conduct of the affairs of the Corporation with such designations, titles, seniority, duties and responsibilities as the Board or the Chief Executive Officer shall deem advisable. Any two or more offices may be held by the same person.

Section 5.2 Term; Vacancies. An officer of the Corporation shall hold office until his or her successor is elected and qualified, until his or her death or until he or she shall retire, resign or shall have been removed in accordance with these Bylaws. Any vacancy occurring in any office of the Corporation shall be filled by the Board or Chief Executive Officer, as applicable.

Section 5.3 Removal. Any officer elected by the Board or Chief Executive Officer may be removed by the Board or Chief Executive Officer, as applicable, whenever in their judgment the best interests of the Corporation will be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his or her successor, his or her death, his or her retirement, resignation or his or her removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee benefit plan.

Section 5.4 Compensation. The compensation of all officers and agents of the Corporation who are also directors of the Corporation shall be fixed by the Board or a committee thereof. The compensation of the Chief Executive Officer shall be fixed by the Board or a committee thereof. The compensation of all other officers and agents of the Corporation shall be fixed by the Board or a committee thereof, or the Board may delegate the power to fix the compensation of any such other officers and agents of the Corporation to an officer of the Corporation.

Section 5.5 Duties. The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by resolution of the Board regardless of whether such authority and duties are customarily incident to such office.

ARTICLE VI
INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 6.1 Indemnification. Each person who is or was a director or officer of the Corporation, or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, administrator, agent or similar functionary of another corporation, other enterprise or organization or employee benefit plan shall be indemnified by the Corporation to the fullest extent that a corporation is required or permitted to grant indemnification to such person under the Texas Business Organizations Code, as amended (the “TBOC”). Reasonable expenses incurred by a director or officer of the Corporation who was, is or is threatened to be made a named defendant or respondent in a proceeding shall be paid or reimbursed by the Corporation, in advance of the final disposition of the proceeding, to the maximum extent permitted under the TBOC. The right to indemnification under this Article VI shall be a contract right. In the event of the death of any person having a right of indemnification under this Article VI, such right will inure to the benefit of his or her heirs, executors, administrators and personal representatives. The rights under this Article VI will not be exclusive of any other right which any person may have or hereinafter acquire under any bylaw, resolution of shareholders or the Board, agreement, applicable law or otherwise. Any amendment or repeal of this Article VI shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

ARTICLE VII
CERTIFICATES REPRESENTING SHARES

Section 7.1 Certificates. The Corporation shall deliver certificates representing Shares to which shareholders are entitled, or such Shares may be uncertificated. In accordance with Chapter 8 of the Texas Business and Commerce Code or any successor provision, the Corporation shall, after the issuance or transfer of uncertificated Shares, send to the registered owner of uncertificated Shares a written notice containing the information required to be set forth or stated on such certificates pursuant to the TBOC. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated Shares and the rights and obligations of the holders of certificates representing Shares of the same class and series shall be identical. Each certificate representing Shares shall be in such form as shall be approved by the Board. The certificates shall be signed by the Chairman of the Board, the Chief Executive Officer, the President, or a Vice President, and also by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and such signature may be electronic. If any officer, transfer agent, or registrar who has signed or whose signature has been placed upon a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and the number of Shares.

Section 7.2 Lost, Stolen, or Destroyed Certificates. In place of any certificate or certificates representing Shares and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing Shares that was or were lost or destroyed, the Board may (a) direct a new certificate or certificates to be issued or (b) direct uncertificated Shares to be issued. When authorizing such issuance of Shares, the Board may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond with a surety or sureties satisfactory to the Corporation in such sum as it may direct as indemnity against any claim or expense resulting from a claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

Section 7.3 Transfer of Shares. Shares shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of Shares shall be made on the books of the Corporation, and in the case of certificated Shares, only by the person named in the certificate (or by their duly authorized attorneys or legal representatives) and upon the surrender of the certificate therefore, properly endorsed for transfer or accompanied by proper evidence of succession, assignment, or authority to transfer; or, in the case of uncertificated Shares, upon receipt of proper transfer instructions from the registered holder of the Shares (or by their duly authorized attorneys or legal representatives) and compliance with appropriate procedures for transferring Shares in uncertificated form. With respect to certificated Shares, every certificate exchanged, returned, or surrendered to the Corporation shall be cancelled. No transfer of Shares shall be valid as against the Corporation for any purpose until it shall have been entered in the transfer records of the Corporation by an entry showing from and to whom transferred.

Section 7.4 Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any Share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

Section 7.5 Regulations. The Board shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration or the replacement of certificates for Shares.

Section 7.6 Legends. The Board shall have the power and authority to provide that the certificates representing Shares bear such legends as the Board deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.

ARTICLE VIII
GENERAL PROVISIONS

Section 8.1 Distributions and Share Dividends. Subject to any provision of the Certificate of Formation or applicable law, distributions (in the form of cash or property) or share dividends may be declared by the Board at any regular or special meeting of the Board.

Section 8.2 Checks. All checks, demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

Section 8.3 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board; provided, however, that if such fiscal year is not fixed by the Board and the Board does not defer determination of the fiscal year, the fiscal year shall be the calendar year.

Section 8.4 Seal. The Board may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

Section 8.5 Resignation. Any director, committee member or officer may resign by so stating at any meeting of the Board or by giving written notice to the Board, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Such resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 8.6 Meetings by Means of Remote Communications. Unless otherwise restricted by the Certificate of Formation, the Board or any committee of the Board or shareholders of the Corporation may participate in and hold meetings by means of telephone, videoconference or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the basis that the meeting is not lawfully called or convened.

Section 8.7 Amendment of Bylaws. The Board may amend or repeal these Bylaws, or adopt new bylaws, unless (a) such power shall be reserved exclusively to the shareholders in whole or part by the Certificate of Formation or by applicable law or, (b) the shareholders in amending, repealing or adopting a particular bylaw shall have expressly provided that the Board may not amend or repeal that bylaw. Unless the Certificate of Formation or a bylaw adopted by the shareholders shall provide otherwise as to all or some portion of the Corporation’s bylaws, the shareholders may amend, repeal or adopt (but only by the affirmative vote of the holders of not less than two-thirds of the Shares) the Corporation’s bylaws even though the bylaws may also be amended, repealed or adopted by the Board. Notwithstanding the foregoing, any amendment or repeal of Article VI of these Bylaws shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.